Exhibit 99.2

KPMG LLP 303 East Wacker Drive Chicago, IL 60601-5212	Telephone 312 665 1000 Fax 312 665 6000 Internet www.us.kpmg.com
June 6, 2007

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Ladies and Gentleman:

We were previously principal accountants for First Indiana Corporation (the Company) and, under the date of March 2, 2007, we reported on the consolidated financial statements of First Indiana Corporation as of and for the years ended December 31, 2006 and 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006. On June 4, 2007, we were dismissed. We have read First Indiana Corporation’s statements included under Item 4.01(a) of its Form 8-K dated June 4, 2007, and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statement in the first paragraph that our dismissal was approved by the Audit Committee of the Board of Directors.

Very truly yours,